UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 13, 2010

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5491	75-0759420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard Suite 5450 Houston, Texas (Address of principal executive offices)	77056-6189 (Zip Code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2010, the Board of Directors of Rowan Companies, Inc. appointed a new director to the Board to fill an existing vacancy in Class III. The new director, Ms. Suzanne P. Nimocks, was elected to the Board upon the recommendation of the Company's Nominating and Corporate Governance Committee effective December 13, 2010. As of the date of this filing, the Company's Board of Directors has not determined the committees of the Board on which Ms. Nimocks will serve.

Ms. Nimocks recently retired from McKinsey & Company, Inc., a global management consulting firm, where she served as a director (senior partner) from June 1999 to March 2010 and was with the firm in various other capacities since 1989. Ms. Nimocks also serves on the Board of Directors of Encana Corporation.

Item 9.01.	Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC.

By:	/s/ W. H. Wells
Name:	W. H. Wells
Title:	Senior Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer)

Date:  December 14, 2010